Exhibit 99.2

Contact:

Accelrys, Inc.

Philomena Walsh

(858) 799-5440
pwalsh@accelrys.com

Accelrys Announces the Appointment of Jeffrey Rodek, Former Executive Chairman of the Board of Directors of Hyperion Solutions Corporation, to its Board of Directors

Mr. Rodek’s Experience Will Aid Accelrys in Realizing its Scientific Business Intelligence Vision.

SAN DIEGO, CA, August 21, 2007 – Accelrys, Inc. (NASDAQ:  ACCL) a leading provider of scientific business intelligence solutions announced today the appointment of Jeffrey Rodek to its Board of Directors.

Most recently Mr. Rodek served as the Executive Chairman of the Board of Directors of Hyperion Solutions Corporation, the global leader in business performance management software, until its acquisition by Oracle Corporation earlier this year.  From 1999 through 2004, Mr. Rodek served as Hyperion’s Chairman and Chief Executive Officer.

Prior to joining Hyperion, Mr. Rodek served as President and Chief Operating Officer of Ingram Micro, the world’s largest wholesale provider of technology solutions, products and services.

Commenting on Mr. Rodek’s appointment, Mark J. Emkjer, Accelrys’ President and Chief Executive Officer, said: “Jeff has shown tremendous leadership and has an impressive track record of driving growth and profitability.  His decision to join our Board of Directors affirms the validity of our strategy to drive shareholder value by providing our customers scientific business intelligence solutions.”

“On behalf of our Board of Directors, I am proud to welcome Jeff to Accelrys,” said Ken Coleman, Accelrys’ Chairman of the Board of Directors.  “We look forward to working with him and believe his experience will be invaluable to us.”

Mr. Rodek’s focus on the transforming power of business information began close to 30 years ago at FedEx Corporation, where he spent sixteen years at various executive positions, assisting in the creation of one of the first executive information systems, a forerunner to the “dashboards” that are key to Hyperion’s business performance management solutions.  He is a recognized expert and speaker on corporate performance, governance and leadership. He has been quoted in the Wall Street Journal, Business Week and Forbes, along with numerous technology trade publications.  Mr. Rodek is former member of the World Economic Forum, and is currently an executive partner with Accretive, LLC, and a member of the faculty at Fisher College of Business at The Ohio State University.

Mr. Rodek holds a B.S. in Mechanical Engineering and an M.B.A. in Finance from The Ohio State University

About Accelrys, Inc.

Accelrys develops and commercializes scientific business intelligence software for the integration, mining, analysis, modeling and simulation, management and interactive reporting of scientific data. Our solutions are used by biologists, chemists, materials scientists, and information technology professionals for product design as well as drug discovery and development. Our technology and services are designed to meet the needs of today’s leading research and development organizations including leading commercial, government and academic organizations. Many of the largest pharmaceutical, biotechnology, chemical, and petroleum companies worldwide use our solutions. Accelrys is headquartered in San Diego, California. For more information about Accelrys, visit its website at http://www.accelrys.com/

Forward-Looking Statements

This press release contains forward-looking statements. Such statements, including statements relating to the Company’s scientific business intelligence strategy, the implementation thereof, and increasing shareholder value, are subject to risks and uncertainties including, but not limited to, the risks that the Company’s strategy will not be successful, that its shareholder value will not increase, and other risks and uncertainties described in documents Accelrys has filed with the Securities and Exchange Commission, including its most recent report on Form 10-K and any subsequent interim filings. All forward-looking statements in this document are qualified entirely by the cautionary statements included in this document and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document. These forward-looking statements speak only as of the date of this document. Accelrys disclaims any intent or obligation to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.